INDEX TO EXHIBITS

Exhibit No.       Description of Exhibit
-----------       ----------------------

EX-99.B11         Consent of independent auditors with respect
                  to The 59 Wall Street U.S. Equity Fund and
                  The 59 Wall Street Inflation-Indexed Securities Fund

EX-99.B27.1
and EX-99.B27.2 Financial Data Schedules.